Exhibit 23.4

KPMG LLP 12 Marina View #15-01 Asia Square Tower 2 Singapore 018961	Telephone Fax Website	+65 6213 3388 +65 6225 0984 kpmg.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2025, with respect to the consolidated financial statements of BW LPG Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Singapore
June 13, 2025